CARRIAGE SERVICES ANNOUNCES SECOND QUARTER 2018 RECORD RESULTS AND
RAISES ROLLING FOUR QUARTER OUTLOOK
HOUSTON – July 31, 2018 – Carriage Services, Inc. (NYSE: CSV) today announced results for the second quarter ended June 30, 2018.
Mel Payne, Chief Executive Officer, stated, “Our 2018 second quarter earnings performance of $0.15 GAAP Diluted EPS (down 37.5%) and $0.22 Adjusted Diluted EPS (down 26.7%) was the weakest since we launched Carriage’s Good To Great Journey that never ends at the beginning of 2012. The reasons were twofold, i.e. broadly lower volumes and average revenue due to a spike in cremation rates in both our Same Store and Acquisition Funeral Portfolios, and higher interest costs and an increase in outstanding common shares after our recent balance sheet recapitalization.
We view the disappointing second quarter as a temporary performance aberration related to challenging revenue and margin vagaries in our funeral portfolio which is not historically symptomatic of long term operating trends. Over the last eighteen months we have made substantial organizational changes within our operations leadership (Regional Partners and Directors of Support) designed to position the company for higher and sustainable operating and financial performance from both our funeral and cemetery portfolios over the next five years.
We have complete confidence that our operating leadership is effectively dealing with the revenue and margin challenges in our funeral portfolio and that we will experience broadly higher performance during the latter part of the second half of the year compared to our second quarter. In other words, we fully expect to head into next year with our operating trends again being our friend. We have also made great strides in our Cemetery Portfolio by employing and upgrading strong sales leadership in most of our larger parks which has led to improved operating and financial performance through the first half of the year, which is reflected in an increase of 5.7% in Cemetery Revenue and a 13% increase in Cemetery Field EBITDA. We expect the cemetery performance improvements to continue if not accelerate into next year.
Second quarter highlights are shown below:
Three Months Ended June 30, 2018 compared to Three Months Ended June 30, 2017
• Total Revenue remained flat at $63.8 million;
• Net Income of $2.7 million, a decrease of 37.7%;
• GAAP Diluted Earnings Per Share of $0.15, a decrease of 37.5%;

• Total Field EBITDA of $24.0 million, a decrease of 5.0%;
• Total Field EBITDA Margin down 200 basis points to 37.6%;
• Adjusted Consolidated EBITDA of $15.3 million, a decrease of 7.6%;
• Adjusted Consolidated EBITDA Margin down 200 basis points to 23.9%;
• Adjusted Net Income of $4.0 million, a decrease of 26.2%;
• Adjusted Diluted Earnings Per Share of $0.22, a decrease of 26.7%; and
• Free Cash Flow remained flat at $9.1 million.

Six Months Ended June 30, 2018 compared to Six Months Ended June 30, 2017
• Record Total Revenue of $137.2 million, an increase of 4.0%;
• Record Net Income of $12.1 million, an increase of 5.3%;
• Record GAAP Diluted Earnings Per Share of $0.67, an increase of 6.3%;

• Record Total Field EBITDA of $55.2 million, an increase of 0.8%;
• Total Field EBITDA Margin down 120 basis points to 40.3%;
• Record Adjusted Consolidated EBITDA of $37.7 million, an increase of 1.7%;
• Adjusted Consolidated EBITDA Margin down 60 basis points to 27.5%;
• Adjusted Net Income of $14.6 million, an increase of 7.1%;
• Adjusted Diluted Earnings Per Share of $0.81, an increase of 8.0%; and
• Free Cash Flow of $22.6 million, an increase of 45.2%.
ACQUISITIONS
On July 12th, we announced the completion of the acquisition of Covenant Funeral Homes in Fredericksburg and Stafford Virginia. Covenant Funeral Homes serve over 1,000 families annually in these two highly attractive strategic growth markets southwest of Washington, D.C. The Mullins Family, a highly regarded funeral service family with stellar reputation in Northern Virginia for over sixty years, constructed a “best in class” Covenant Funeral Home facility in Fredericksburg in 2001 and expanded their vision of Being The Best with a second Covenant facility in Stafford in 2008.
In addition, I am pleased to announce we executed three signed letters of intent in the second quarter and plan to close all three businesses within the next 90 days. These businesses will collectively add over 600 funerals to our portfolio and each have a strong competitive standing and market share growth opportunity in its respective market.
We are excited about having these top independent businesses join into our family of elite businesses. The continued effectiveness of our Corporate Development Team in building a larger pipeline of high quality acquisition candidates reaffirms our favorable relative assessment of Carriage's competitive positioning in the current industry landscape and confidence in our ability to execute our Strategic Acquisition Model at a high level over the course of the next several years.
BALANCE SHEET RECAPITALIZATION
The press release on June 5th and subsequent conference call on June 6th, provided an in-depth discussion of our balance sheet recapitalization involving $550 million of new financing. A summary of the executed transactions is shown below:

1.
Repurchased in privately negotiated transactions approximately 80% of our $143.75 million 2.75% subordinated convertible notes due May 2021 for approximately $150 million, funded by the issuance of 2.8 million common shares to repurchased convertible holders and $75 million of cash from interim bank financing under our prior credit facility with our previous large bank group.

2.
Issued $325 million of eight year 6⅝% unsecured senior notes that refinanced all outstanding bank debt (about $290 million including the $75 million interim financing for the convertible note repurchases) under our prior secured term loan and revolving credit bank facilities due March 2021.

3.	Put in place a new $150 million five year secured Bank Revolving Credit Facility (undrawn) on improved terms with a smaller bank group.
As a result of these transactions, we expensed approximately $936,000 (costs net of gain) during the second quarter related to a gain on early extinguishment of the subordinated convertible notes, transaction costs and write-offs of unamortized origination costs from our previous credit facility. The issuance of the 2.8 million common shares to repurchase our subordinated convertible notes was approximately 17% of our common shares outstanding at that time and these additional shares negatively impacted our 2018 Adjusted Diluted EPS compared to prior period.

We believe this series of transactions financially positions Carriage for unprecedented growth in Revenue, Earnings and Free Cash Flow over the next five to ten years as we execute our three core models.
I am excited by the progress we have made in our Cemetery Operations, Corporate Development activity, Capital Structure flexibility and Home Office Support teams through the first half of 2018. The progress we have shown in these important areas, coupled with improving Funeral Home operating performance through year end, will lead to a period of accelerated High Performance of our Good To Great Journey that never ends,” concluded Mr. Payne.
HIGH PERFORMANCE HEROES
The following are High Performance Hero Managing Partners leading us during the second quarter on our Good To Great Journey that never ends:

Wayne Lovelace	Lotz Funeral Home; Vinton, VA
Michele Wegner	Buckler-Johnston/S.R. Avery Funeral Homes; Westerly, RI
Dan Simons	Everly Community Funeral Care; Falls Church, VA
Cyndi Hoots	Schmidt Funeral Homes; Katy, TX
Lois Keller-Nelson	Cypress-Fairbanks Funeral Home; Houston, TX
Chris Cordell	Moore Funeral Home; Moore, OK
Troy Knudson	Austin Funeral Home & Columbia Mortuary; Whitefish, MT
TRUST FUND PERFORMANCE
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, preneed cemetery and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)

6 months ended 06/30/2018	(1.6%)	(1.5%)	2.6%	0.2%	0.9%
1 year ended 12/31/17	13.1%	12.3%	21.8%	7.5%	11.8%
2 years ended 12/31/17	35.3%	32.9%	36.4%	25.9%	29.1%
3 years ended 12/31/17	31.2%	29.3%	38.3%	20.3%	25.7%
4 years ended 12/31/17	42.1%	39.5%	58.6%	23.2%	33.8%
5 years ended 12/31/17	62.4%	58.6%	102.3%	32.4%	53.4%

(1) Investment performance includes realized income and unrealized appreciation (depreciation).
(2) The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of June 30, 2018 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Equities	$77,124	40%	$79,751	35%
Fixed Income	97,020	50%	108,852	47%
Cash	18,481	9%	40,148	17%
Other/Insurance	2,883	1%	3,067	1%
Total Portfolios	$195,508	100%	$231,818	100%
The total return for our Discretionary Preneed Funeral and Cemetery Trusts through the first six months was (1.6%). The performance of our trust fund portfolio for the quarter was led by the performance of our core equity portfolio, while the performance of our fixed income portfolio continued to track the High Yield benchmark.

FREE CASH FLOW
We produced Free Cash Flow from operations for the three and six months ended June 30, 2018 of $9.1 million and $22.6 million, respectively, compared to Free Cash Flow from operations of $9.2 million and $15.5 million for the corresponding periods in 2017. A reconciliation of Cash Flow Provided by Operations to Free Cash Flow for the three and six months ended June 30, 2017 and 2018 is as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
Cash flow provided by operations	$12,087	$11,398	$20,246	$26,281
Cash used for maintenance capital expenditures	(2,929)	(2,268)	(4,702)	(3,714)
Free Cash Flow	$9,158	$9,130	$15,544	$22,567
ROLLING FOUR QUARTER OUTLOOK
The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending June 30, 2019 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. The Outlook below reflects the three businesses under letters of intent as noted above. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “Roughly Right Range” most of the time of future Rolling Four Quarter Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time. Similarly, we self-publish a Company and Investment Profile, available on our website, that includes a Five Year “Roughly Right Scenario” of our future performance which, together with our Five Year Trend Report, provides investors a ten year past and future profile of our financial value creation dynamics and condition, making it easier to judge whether our “trends will continue to be the friend” of long term investors.
ROLLING FOUR QUARTER OUTLOOK – Period Ending June 30, 2019

Range (in millions, except per share amounts)
Revenues	$283 - $287
Adjusted Consolidated EBITDA	$81 - $85
Adjusted Net Income	$27 - $29
Adjusted Basic Earnings Per Share(1)	$1.38 - $1.43
Adjusted Diluted Earnings Per Share(1)	$1.35 - $1.40
Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, market volatility and changes in Federal Reserve monetary policy. Revenues, Adjusted Consolidated EBITDA, Adjusted Net Income, Adjusted Basic Earnings Per Share and Adjusted Diluted Earnings Per Share for the four quarter period ending June 30, 2019 are expected to improve relative to the trailing four quarter period ended June 30, 2018 due to increases in our existing Funeral Home and Cemetery portfolio and modest decreases in overhead as a percentage of revenue.

(1)
The Rolling Four Quarter Outlook on Adjusted Basic Earnings Per Share and Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to additional share repurchases or a stock price increase and EPS dilution calculations related to our convertible subordinated notes and outstanding and exercisable stock options.

CONFERENCE CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, August 1, 2018 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-3053997) and ask for the Carriage Services conference call. A replay of the conference call will be available through August 6, 2018 and may be accessed by dialing 855-859-2056 (ID-3053997). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2018	% Change	2017	2018	% Change

Same Store Contracts
Atneed Contracts	5,918	5,823	(1.6%)	12,543	12,628	0.7%
Preneed Contracts	1,422	1,359	(4.4%)	2,946	2,984	1.3%
Total Same Store Funeral Contracts	7,340	7,182	(2.2%)	15,489	15,612	0.8%
Acquisition Contracts
Atneed Contracts	905	1,283	41.8%	1,961	2,789	42.2%
Preneed Contracts	159	188	18.2%	363	364	0.3%
Total Acquisition Funeral Contracts	1,064	1,471	38.3%	2,324	3,153	35.7%
Total Funeral Contracts	8,404	8,653	3.0%	17,813	18,765	5.3%

Funeral Operating Revenue
Same Store Revenue	$39,366	$37,484	(4.8%)	$83,127	$82,993	(0.2%)
Acquisition Revenue	7,082	8,835	24.8%	15,220	19,608	28.8%
Total Funeral Operating Revenue	$46,448	$46,319	(0.3%)	$98,347	$102,601	4.3%

Cemetery Operating Revenue
Same Store Revenue	$11,935	$12,176	2.0%	$22,774	$23,893	4.9%
Acquisition Revenue	700	1,008	44.0%	1,609	1,878	16.7%
Total Cemetery Operating Revenue	$12,635	$13,184	4.3%	$24,383	$25,771	5.7%

Financial Revenue
Preneed Funeral Commission Income	$333	$354	6.3%	$636	$614	(3.5%)
Preneed Funeral Trust Earnings	1,724	1,859	7.8%	3,670	3,911	6.6%
Cemetery Trust Earnings	2,028	1,635	(19.4%)	3,744	3,394	(9.3%)
Preneed Cemetery Finance Charges	450	496	10.2%	932	943	1.2%
Total Financial Revenue	$4,535	$4,344	(4.2%)	$8,982	$8,862	(1.3%)

Total Divested Revenue	$234	$—		$297	$—

Total Revenue	$63,852	$63,847	(0.01%)	$132,009	$137,234	4.0%

Field EBITDA
Same Store Funeral Field EBITDA	$14,742	$12,970	(12.0%)	$32,976	$31,727	(3.8%)
Same Store Funeral Field EBITDA Margin	37.4%	34.6%	(280 bp)	39.7%	38.2%	(150 bp)
Acquisition Funeral Field EBITDA	2,645	3,005	13.6%	6,149	7,296	18.7%
Acquisition Funeral Field EBITDA Margin	37.3%	34.0%	(330 bp)	40.4%	37.2%	(320 bp)
Total Funeral Field EBITDA	$17,387	$15,975	(8.1%)	$39,125	$39,023	(0.3%)
Total Funeral Field EBITDA Margin	37.4%	34.5%	(290 bp)	39.8%	38.0%	(180 bp)

Same Store Cemetery Field EBITDA	$3,343	$3,620	8.3%	$6,638	$7,380	11.2%
Same Store Cemetery Field EBITDA Margin	28.0%	29.7%	170 bp	29.1%	30.9%	180 bp
Acquisition Cemetery Field EBITDA	190	411	116.3%	543	736	35.5%
Acquisition Cemetery Field EBITDA Margin	27.1%	40.8%	1,370 bp	33.7%	39.2%	550 bp
Total Cemetery Field EBITDA	$3,533	$4,031	14.1%	$7,181	$8,116	13.0%
Total Cemetery Field EBITDA Margin	28.0%	30.6%	260 bp	29.5%	31.5%	200 bp

Funeral Financial EBITDA	$1,785	$1,978	10.8%	$3,828	$4,025	5.1%
Cemetery Financial EBITDA	2,418	2,012	(16.8%)	4,505	4,077	(9.5%)
Total Financial EBITDA	$4,203	$3,990	(5.1%)	$8,333	$8,102	(2.8%)
Total Financial EBITDA Margin	92.7%	91.9%	(80 bp)	92.8%	91.4%	(140 bp)

Total Divested EBITDA	$145	$—		$146	$(3)
Total Divested EBITDA Margin	—%	—%		—%	—%

Total Field EBITDA	$25,268	$23,996	(5.0%)	$54,785	$55,238	0.8%
Total Field EBITDA Margin	39.6%	37.6%	(200 bp)	41.5%	40.3%	(120 bp)

OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2018	% Change	2017	2018	% Change

Overhead
Total Variable Overhead	$2,542	$2,696	6.1%	$4,708	$5,256	11.6%
Total Regional Fixed Overhead	826	1,063	28.7%	1,893	2,140	13.0%
Total Corporate Fixed Overhead	5,381	4,979	(7.5%)	11,113	10,141	(8.7%)
Total Overhead	$8,749	$8,738	(0.1%)	$17,714	$17,537	(1.0%)
Overhead as a percentage of Revenue	13.7%	13.7%	0 bp	13.4%	12.8%	(60 bp)

Consolidated EBITDA	$16,519	$15,258	(7.6%)	$37,071	$37,701	1.7%
Consolidated EBITDA Margin	25.9%	23.9%	(200 bp)	28.1%	27.5%	(60 bp)

Other Expenses and Interest
Depreciation & Amortization	$4,025	$4,368	8.5%	$7,872	$8,584	9.0%
Non-Cash Stock Compensation	773	909	17.6%	1,609	2,009	24.9%
Interest Expense	3,206	4,743	47.9%	6,235	8,478	36.0%
Accretion of Discount on Convertible Subordinated Notes	1,066	555	(47.9%)	2,103	1,715	(18.4%)
Net Loss on Early Extinguishment of Debt	—	936		—	936
Other, Net	—	—		(3)	(2)
Pre-Tax Income	$7,449	$3,747	(49.7%)	$19,255	$15,981	(17.0%)
Provision for Income Taxes	2,980	1,030		7,702	4,395
Tax Adjustment Related to Certain Discrete Items	59	(30)		59	(517)
Total Provision for Income Taxes	3,039	1,000		7,761	3,878
GAAP Net Income	$4,410	$2,747	(37.7%)	$11,494	$12,103	5.3%

Special Items, Net of Tax, except for **
Accretion of Discount on Convertible Subordinated Notes **	$1,066	$555		$2,103	$1,715
Net Loss on Earl Extinguishment of Debt	—	740		—	740

Adjusted Net Income	$5,476	$4,042	(26.2%)	$13,597	$14,558	7.1%
Adjusted Net Profit Margin	8.6%	6.3%	(230 bp)	10.3%	10.6%	30 bp

Adjusted Basic Earnings Per Share	$0.33	$0.22	(33.3%)	$0.82	$0.85	3.7%
Adjusted Diluted Earnings Per Share	$0.30	$0.22	(26.7%)	$0.75	$0.81	8.0%

GAAP Basic Earnings Per Share	$0.26	$0.15	(42.3%)	$0.69	$0.71	2.9%
GAAP Diluted Earnings Per Share	$0.24	$0.15	(37.5%)	$0.63	$0.67	6.3%

Weighted Average Basic Shares Outstanding	16,652	17,916		16,625	17,010
Weighted Average Diluted Shares Outstanding	18,093	18,245		18,083	17,924

There were no adjustments to Consolidated EBITDA for the three and six months ended June 30, 2017 and 2018.

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

		(unaudited)
	December 31, 2017	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$952	$40,531
Accounts receivable, net	19,655	17,026
Inventories	6,519	6,616
Prepaid expenses	2,028	1,571
Other current assets	986	2,460
Total current assets	30,140	68,204
Preneed cemetery trust investments	73,853	70,278
Preneed funeral trust investments	90,682	91,203
Preneed receivables, net	31,644	21,327
Receivables from preneed trusts	15,287	16,313
Property, plant and equipment, net	247,294	244,579
Cemetery property, net	76,331	75,599
Goodwill	287,956	287,956
Intangible and other non-current assets	18,117	21,552
Cemetery perpetual care trust investments	50,229	48,600
Total assets	$921,533	$945,611
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$17,251	$2,402
Accounts payable	6,547	5,788
Other liabilities	1,361	875
Accrued liabilities	17,559	17,021
Total current liabilities	42,718	26,086
Long-term debt, net of current portion	212,154	7,818
Convertible subordinated notes due 2021	124,441	25,425
Senior notes due 2026	—	318,807
Obligations under capital leases, net of current portion	6,361	6,287
Deferred preneed cemetery revenue	54,690	50,699
Deferred preneed funeral revenue	34,585	27,740
Deferred tax liability	31,159	30,293
Other long-term liabilities	3,378	2,843
Deferred preneed cemetery receipts held in trust	73,853	70,278
Deferred preneed funeral receipts held in trust	90,682	91,203
Care trusts’ corpus	49,856	48,154
Total liabilities	723,877	705,633
Commitments and contingencies:
Stockholders’ equity:
Common stock	226	257
Additional paid-in capital	216,158	244,215
Retained earnings	57,904	72,138
Treasury stock	(76,632)	(76,632)
Total stockholders’ equity	197,656	239,978
Total liabilities and stockholders’ equity	$921,533	$945,611

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018

Revenues:
Funeral	$48,739	$48,532	$102,950	$107,126
Cemetery	15,113	15,315	29,059	30,108
	63,852	63,847	132,009	137,234
Field costs and expenses:
Funeral	29,422	30,579	59,851	64,081
Cemetery	9,162	9,272	17,373	17,915
Depreciation and amortization	3,647	3,904	7,118	7,677
Regional and unallocated funeral and cemetery costs	2,954	3,267	5,908	6,548
	45,185	47,022	90,250	96,221
Gross profit	18,667	16,825	41,759	41,013

Corporate costs and expenses:
General, administrative and other	6,568	6,380	13,415	12,998
Home office depreciation and amortization	378	464	754	907
	6,946	6,844	14,169	13,905
Operating income	11,721	9,981	27,590	27,108
Interest expense	(3,206)	(4,743)	(6,235)	(8,478)
Accretion of discount on convertible subordinated notes	(1,066)	(555)	(2,103)	(1,715)
Net loss on early extinguishment of debt	—	(936)	—	(936)
Other, net	—	—	3	2
Income before income taxes	7,449	3,747	19,255	15,981
Provision for income taxes	(2,980)	(1,030)	(7,702)	(4,395)
Tax adjustment related to certain discrete items	(59)	30	(59)	517
Net provision for income taxes	(3,039)	(1,000)	(7,761)	(3,878)
Net income	$4,410	$2,747	$11,494	$12,103

Basic earnings per common share:	$0.26	$0.15	$0.69	$0.71
Diluted earnings per common share:	$0.24	$0.15	$0.63	$0.67

Dividends declared per common share	$0.050	$0.075	$0.100	$0.150

Weighted average number of common and common equivalent shares outstanding:
Basic	16,652	17,916	16,625	17,010
Diluted	18,093	18,245	18,083	17,924

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Six Months Ended June 30,
	2017	2018
Cash flows from operating activities:
Net income	$11,494	$12,103
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,872	8,584
Provision for losses on accounts receivable	1,112	883
Stock-based compensation expense	1,609	2,009
Deferred income tax expense	406	2,044
Amortization of deferred financing costs	408	320
Amortization of capitalized commissions on preneed contracts	—	293
Accretion of discount on convertible subordinated notes	2,103	1,715
Amortization of debt discount on senior notes	—	38
Net loss on early extinguishment of debt	—	936
Net loss on sale of businesses and disposal of other assets	311	45
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(468)	(779)
Inventories and other current assets	2,804	(1,139)
Intangible and other non-current assets	211	(102)
Preneed funeral and cemetery trust investments	(1,252)	3,657
Accounts payable	(3,750)	(758)
Accrued and other liabilities	(5,102)	(819)
Deferred preneed funeral and cemetery revenue	2,020	2,007
Deferred preneed funeral and cemetery receipts held in trust	468	(4,756)
Net cash provided by operating activities	20,246	26,281

Cash flows from investing activities:
Acquisition and land for new construction	(625)	—
Capital expenditures	(8,790)	(5,080)
Net cash used in investing activities	(9,415)	(5,080)

Cash flows from financing activities:
Payments against the term loan	(5,625)	(127,500)
Borrowings from the revolving credit facility	36,800	96,000
Payments against the revolving credit facility	(42,400)	(188,000)
Payment of debt issuance costs related to long-term debt	—	(1,551)
Redemption of the 2.75% convertible subordinated notes	—	(75,229)
Payment of transaction costs related to the redemption of the 2.75% convertible subordinated notes	—	(845)
Proceeds from the issuance of the 6.625% senior notes	—	320,125
Payments of debt issuance costs related to the 6.625% senior notes	—	(1,367)
Payments on other long-term debt and obligations under capital leases	(723)	(828)
Payments on contingent consideration recorded at acquisition date	(101)	(138)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	544	846
Taxes paid on restricted stock vestings and exercises of non-qualified options	(509)	(495)
Dividends on common stock	(1,668)	(2,640)
Net cash provided by (used in) financing activities	(13,682)	18,378

Net increase (decrease) in cash and cash equivalents	(2,851)	39,579
Cash and cash equivalents at beginning of period	3,286	952
Cash and cash equivalents at end of period	$435	$40,531

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Our non-GAAP reporting provides a transparent framework of our operating and financial performance that reflects the earning power of the Company as an operating and consolidation platform.
Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.
The Non-GAAP financial measures include “Special Items”, “Adjusted Net Income”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Consolidated EBITDA Margin”, “Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA”, “Total Field EBITDA Margin”, “Divested Revenue”, “Divested EBITDA”, “Divested EBITDA Margin”, “Adjusted Basic Earnings Per Share” and “Adjusted Diluted Earnings Per Share” in this press release. These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•
Special Items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. Special Items are typically taxed at the federal statutory rate, except for the accretion of the discount on Convertible Subordinated Notes, as this is a non-tax deductible item.

•
Adjusted Net Income is defined as net income plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•
Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Adjusted Consolidated EBITDA Margin is defined as Adjusted Consolidated EBITDA as a percentage of revenue.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by Special Items as deemed necessary, less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit, excluding depreciation and amortization, regional and unallocated funeral costs and Financial EBITDA related to the Funeral Home segment.

•
Cemetery Field EBITDA is defined as Cemetery Gross Profit, excluding depreciation and amortization, regional and unallocated cemetery costs and Cemetery Financial EBITDA related to the Cemetery segment.

•	Funeral Financial EBITDA is defined as Funeral Financial Revenue less Funeral Financial Expenses.

•	Cemetery Financial EBITDA is defined as Cemetery Financial Revenue less Cemetery Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit, excluding depreciation and amortization, regional and unallocated funeral and cemetery costs.

•	Total Field EBITDA Margin is defined as Total Field EBITDA as a percentage of revenue.

•	Divested Revenue is defined as revenues from one business sold during 2017.

•	Divested EBITDA is defined as Divested Revenue, less field level and financial expenses related to the sold business noted above.

•	Divested EBITDA Margin is defined as Divested EBITDA as a percentage of Divested Revenue.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for Special Items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for Special Items.
Funeral Field EBITDA and Cemetery Field EBITDA
Our operations are reported in two business segments: Funeral Home Operations and Cemetery Operations. Our Field level results highlight trends in volumes, Revenues, Field EBITDA (the individual business’ cash earning power / locally controllable business profit) and Field EBITDA Margin (the individual business’ controllable profit margin).
Funeral Field EBITDA and Cemetery Field EBITDA are defined above. Gross Profit is defined as Revenue less “Field costs and expenses” - a line item encompassing four areas of costs: i) Funeral field costs, ii) Cemetery field costs, iii) depreciation and amortization and iv) regional and unallocated costs. Funeral and Cemetery field costs include funeral merchandise costs, cemetery merchandise costs, operating expenses, labor and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our Regional leadership, incentive compensation opportunity to our Field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the Field level as the composition, structure and function of these costs are determined by Executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within Consolidated EBITDA and Adjusted Consolidated EBITDA. We do not openly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “Regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in Consolidated EBITDA and Adjusted Consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.

Consolidated EBITDA and Adjusted Consolidated EBITDA
Consolidated EBITDA and Adjusted Consolidated EBITDA are defined above. Our Adjusted Consolidated EBITDA include adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.
How These Measures Are Useful
When used in conjunction with GAAP financial measures, our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.

We believe our presentation of Adjusted Consolidated EBITDA, key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Limitations of the Usefulness of These Measures
Our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral Field EBITDA and Cemetery Field EBITDA are not consolidated measures of profitability.
Field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above. A reconciliation of Field EBITDA to Gross Profit, the most directly comparable GAAP measure, is set forth below.
Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation of Consolidated EBITDA to Net Income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures.
Reconciliation of Non-GAAP Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.
Reconciliation of Net Income to Adjusted Net Income for the three and six months ended June 30, 2017 and 2018 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
Net Income	$4,410	$2,747	$11,494	$12,103
Special Items, Net of Tax, except for **
Accretion of Discount on Convertible Subordinated Notes **	1,066	555	2,103	1,715
Net Loss on Early Extinguishment of Debt	—	740	—	740
Adjusted Net Income	$5,476	$4,042	$13,597	$14,558

** Special items are typically taxed at the federal statutory rate, except for the Accretion of the Discount on Convertible Subordinated Notes, as this is a non-tax deductible item.
Reconciliation of Net Income to Consolidated EBITDA for the three and six months ended June 30, 2017 and 2018 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
Net Income	$4,410	$2,747	$11,494	$12,103
Net Tax Provision	3,039	1,000	7,761	3,878
Pre-Tax Income	7,449	3,747	19,255	15,981
Interest Expense	3,206	4,743	6,235	8,478
Accretion of Discount on Convertible Subordinated Notes	1,066	555	2,103	1,715
Net Loss on Early Extinguishment of Debt	—	936	—	936
Non-Cash Stock Compensation	773	909	1,609	2,009
Depreciation & Amortization	4,025	4,368	7,872	8,584
Other, Net	—	—	(3)	(2)
Consolidated EBITDA	$16,519	$15,258	$37,071	$37,701

Revenue	$63,852	$63,847	$132,009	$137,234

Consolidated EBITDA Margin	25.9%	23.9%	28.1%	27.5%

Reconciliation of Funeral and Cemetery Gross Profit to Field EBITDA for the three and six months ended June 30, 2017 and 2018 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
Funeral Gross Profit (GAAP)	$14,412	$12,654	$33,381	$32,318
Depreciation & Amortization	2,529	2,640	4,898	5,204
Regional & Unallocated Costs	2,376	2,659	4,820	5,523
Funeral Financial EBITDA	(1,785)	(1,978)	(3,828)	(4,025)
Divested EBITDA	(145)	—	(146)	3
Funeral Field EBITDA	$17,387	$15,975	$39,125	$39,023

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
Cemetery Gross Profit (GAAP)	$4,255	$4,171	$8,378	$8,695
Depreciation & Amortization	1,118	1,264	2,220	2,473
Regional & Unallocated Costs	578	608	1,088	1,025
Cemetery Financial EBITDA	(2,418)	(2,012)	(4,505)	(4,077)
Cemetery Field EBITDA	$3,533	$4,031	$7,181	$8,116
Components of Total Field EBITDA for the three and six months ended June 30, 2017 and 2018 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
Funeral Field EBITDA	$17,387	$15,975	$39,125	$39,023
Cemetery Field EBITDA	3,533	4,031	7,181	8,116
Funeral Financial EBITDA	1,785	1,978	3,828	4,025
Cemetery Financial EBITDA	2,418	2,012	4,505	4,077
Divested EBITDA	145	—	146	(3)
Total Field EBITDA	$25,268	$23,996	$54,785	$55,238
Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the three and six months ended June 30, 2017 and 2018:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
GAAP Basic Earnings Per Share	$0.26	$0.15	$0.69	$0.71
Special Items	0.07	0.07	0.13	0.14
Adjusted Basic Earnings Per Share	$0.33	$0.22	$0.82	$0.85
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the three and six months ended June 30, 2017 and 2018:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2018	2017	2018
GAAP Diluted Earnings Per Share	$0.24	$0.15	$0.63	$0.67
Special Items	0.06	0.07	0.12	0.14
Adjusted Diluted Earnings Per Share	$0.30	$0.22	$0.75	$0.81

Reconciliation of Rolling Four Quarter Outlook:
On page four of this press release, we present the Rolling Four Quarter Outlook (“Outlook”) which reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending June 30, 2019 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. The following four reconciliations are presented at the approximate midpoint of the range in this Outlook.
Reconciliation of Net Income to Consolidated EBITDA for the estimated Rolling Four Quarters ending June 30, 2019 (in thousands):

June 30, 2019E
Net Income	$26,000
Total Tax Provision	7,150
Pretax Income	33,150
Net Interest Expense, including Accretion of Discount on Convertible Subordinated Notes	27,000
Depreciation & Amortization, including Non-cash Stock Compensation	22,000
Consolidated EBITDA	$82,150
Reconciliation of Net Income to Adjusted Net Income for the estimated Rolling Four Quarters ending June 30, 2019 (in thousands):

June 30, 2019E
Net Income	$26,000
Special Items	1,700
Adjusted Net Income	$27,700
Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the estimated Rolling Four Quarters ending June 30, 2019:

June 30, 2019E
GAAP Basic Earnings Per Share	$1.33
Special Items	0.09
Adjusted Basic Earnings Per Share	$1.42
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the estimated Rolling Four Quarters ending June 30, 2019:

June 30, 2019E
GAAP Diluted Earnings Per Share	$1.30
Special Items	0.09
Adjusted Diluted Earnings Per Share	$1.39

Supplemental Information:
Funeral homes and cemeteries purchased after December 31, 2013 are referred to as “Acquired” in our Trend Report. This classification of acquisitions has been important to management and investors in monitoring the results of these businesses and to gauge the leveraging performance contribution that a selective acquisition program can have on total company performance.
The presentation below highlights the impact of our 2013 Acquired Portfolio that moved from Acquired to Same Store beginning January 1, 2018 (in thousands):

	Three Months Ended June 30, 2017		Six Months Ended June 30, 2017

	Revenue	EBITDA	Revenue	EBITDA
2013 Acquired Portfolio	$1,036	$438	$2,144	$948

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	our ability to find and retain skilled personnel;

•	our ability to execute our growth strategy;

•	the effects of competition;

•	the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	our ability to generate preneed sales;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	our level of indebtedness and the cash required to service our indebtedness;

•	recent changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service;

•	effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.